EXHIBIT 99.1
                                                                    ------------



                                [GRAPHIC OMITTED]
                         [LOGO -- WYNDHAM INTERNATIONAL]

                           WYNDHAM INTERNATIONAL, INC.
                        1950 STEMMONS FREEWAY, SUITE 6001
                               DALLAS, TEXAS 75207

                                                                  August 1, 2005

To the Stockholders of Wyndham International, Inc.:

As you know, we are holding the 2005 annual meeting of stockholders of Wyndham International, Inc. ("Wyndham") on Thursday, August 11, 2005, at the Wyndham Anatole, located at 2201 Stemmons Freeway, Dallas, Texas 75207, at 9 a.m. local time. At the meeting, stockholders of Wyndham who are entitled to vote will be asked to adopt a merger agreement providing for the acquisition of Wyndham by Wind Hotels Holdings Inc., an affiliate of The Blackstone Group. If the Blackstone merger is completed, you will receive $1.15 in cash per common share and $72.17 in cash per preferred share you own, subject, in the case of our preferred stock, to adjustment to reflect additional shares issued as dividends on the preferred stock after June 30, 2005. At the annual meeting, our stockholders entitled to vote will also be asked to vote upon the proposed recapitalization merger of Wyndham (which will occur only if the Blackstone merger is not completed), the election of directors and the ratification of the appointment of Wyndham's independent public accounting firm.

On or about July 20, 2005, you were sent a definitive proxy statement/prospectus that contains important information for you to consider in connection with the matters to be considered at the annual meeting. On July 29, 2005, we issued a press release announcing Wyndham's financial results for the quarter ended June 30, 2005. This press release also contains financial information for the first six months of 2005. I urge you to read the enclosed press release carefully together with the proxy statement/prospectus we have sent to you regarding the Blackstone merger, the recapitalization merger and the other matters described therein.

As more fully described in the proxy statement/prospectus, Wydnham's board of directors believes that each of the Blackstone merger and the recapitalization merger is in the best interests of our stockholders and recommends that our stockholders vote "FOR" each of the Blackstone merger agreement and the recapitalization merger agreement.

Your vote is very important. If you have not already done so, please vote today by signing and returning the enclosed proxy in the envelope provided. If you have any questions, need additional copies of the proxy statement/prospectus or need help in voting your shares, please call D.F. King & Co., Inc., the firm assisting us in the solicitation of proxies, toll-free at (800)699-5550.


                                           Very truly yours,


                                           /s/ Fred J. Kleisner

                                           Fred J. Kleisner
                                           Chairman of the Board of Directors,
                                           President and Chief Executive Officer

                                [GRAPHIC OMITTED]
                         [LOGO -- WYNDHAM INTERNATIONAL]

         MEDIA & INVESTOR INQUIRIES:
         Darcie M. Brossart
         (214) 863-1335
         dbrossart@wyndham.com

                         WYNDHAM INTERNATIONAL REPORTS
                          SECOND QUARTER 2005 RESULTS

================================================================================

RESULTS SUMMARY:
(1) Adjusted second quarter EBITDA was $62.0 million, exceeding Company guidance - a 24.0 percent increase year-over-year. Quarterly adjusted EBITDA excludes a $5.9 million accrual related to a judgment associated with a lawsuit filed in 2001. (2) Year-to-date EBITDA, as adjusted, on a comparable property basis was $132.8 million or an increase of 13.5 percent versus the same period last year. (3) RevPAR for the Company's owned and leased properties increased
7.4 percent, meeting second quarter guidance. (4) Wyndham posted a second quarter and year-to-date net loss of $78.4 million and $98.3 million, respectively. (5) Wyndham.com generated $22.8 million in revenue, up 13.5 percent from the same period last year. (6) Wyndham sold two properties during the quarter for gross proceeds of $23.7 million. (7) As of June 30, 2005, Wyndham's total debt was $1.8 billion. (8) On June 14, 2005, Wyndham announced that it had entered into a merger agreement to be acquired by The Blackstone Group in a transaction valued at $3.24 billion or $1.15 per common share. The Company anticipates that the transaction will close as soon as practicable following the annual stockholder meeting to be held on Aug. 11, 2005.

         DALLAS (July 29, 2005) - Wyndham International, Inc. (AMEX:WBR) today reported its second quarter 2005 financial results. Exceeding its quarterly guidance, Wyndham's earnings before interest, taxes, depreciation and amortization (EBITDA) on a comparable property basis was $62.0 million, an increase of 24.0 percent versus the same period last year. Wyndham's quarterly EBITDA results exclude a $5.9 million accrual related to a judgment associated with a lawsuit filed in 2001.

         The company experienced solid RevPAR increases during the quarter throughout all of its business segments. For the second quarter, 96.0 percent of Wyndham's RevPAR growth was driven by an increase in average daily rate (ADR). Comparable owned and leased RevPAR was $119.02 or an increase of 7.4 percent. Wyndham's brands produced the following RevPAR results during the quarter:

         Wyndham Hotels & Resorts           $107.40 or a 7.0 percent increase
         Wyndham Luxury Resorts             $120.51 or an 8.6 percent increase
         Wyndham Garden Hotels               $87.25 or an 8.8 percent increase

         Fred J. Kleisner, chairman, president and chief executive officer, stated: "Wyndham has been able to increase our RevPAR and resulting EBITDA margins as the hospitality industry continues to accelerate through pricing power with the return of business and group travelers. With 96 percent of our RevPAR increase attributed to strong gains in ADR, our resulting flow through has improved property EBITDA margins by 390 basis points."

         During the second quarter, Wyndham reported a $78.4 million net loss compared to a net loss of $394.9 million from the prior year. After the effect of the Company's preferred dividend, the resulting net loss per share was $0.45 on a fully diluted basis compared to a net loss of $2.33 from the prior year.

SIX MONTHS ENDED RESULTS:

         For the six months ended June 30, 2005, adjusted EBITDA was $132.8 million or an increase of 13.5 percent. Comparable owned and leased RevPAR was $123.57, an increase of 7.1 percent versus the same period in 2004.

         Wyndham reported a $98.3 million net loss compared to a net loss of $465.1 million from the prior year. After the effect of the preferred dividend, the resulting net loss per share was $0.57 on a fully diluted basis compared to a net loss of $2.76 from the prior year.

BRAND DISTRIBUTION:

         During the second quarter, the Company experienced significant increases in revenue and ADR across all distribution channels. Net wyndham.com revenue increased 13.5 percent and posted revenue of $22.8 million. Wyndham.com continues to lead the online third-party channels, posting a consumer ADR of $131.80 or an increase of 38.0 percent versus total third-party Internet sites' net rate to Wyndham of $95.45.

         Wyndham's call center experienced an increase of 6.4 percent in call volume versus the same quarter the prior year and achieved a call conversion rate of 42.9 percent. The call center's ADR was $127.35 or a 6.3 percent increase year-over-year.

         With a membership of 2.4 million members, Wyndham ByRequest, the Company's guest recognition program, is centered on fulfilling - and exceeding - guest requests. Now that the program is five years strong, Wyndham has evaluated both the program's growth and impact of how doing business differently has benefited the Company:

    o More than half of Wyndham ByRequest's member base is comprised of the lucrative Baby Boomer and Generation X markets.

    o The average revenue per stay for ByRequest members is 31.0 percent higher than non-members.

    o Wyndham ByRequest members are three times more brand loyal with triple the number of stays than non-members.

BRAND RECOGNITION:

         Wyndham recently received recognition from three organizations for its commitment to diversity. The Company earned the No. 1 ranking on the National Association for the Advancement of Colored People (NAACP)'s Lodging Industry Report Card moving up from No. 2 in 2004. Wyndham's corporate diversity efforts have also earned the Company a perfect score on the Human Rights Campaign Corporate Equality Index, and a place on DiversityInc.'s "25 Noteworthy Companies for Diversity."

         "We have worked hard to make Wyndham the hotel brand of choice for diverse customers, employees and business partners. Since first receiving the lowest score on the NAACP Report Card in 2000, I challenged our management team and refocused our corporate mission to transform Wyndham into the diversity leader that it is today. It is not just about doing the right thing, but rather, diversity increases our revenue and lowers our business risk in that we are better protected from the external economic and social events that shift hotel demand patterns of any one particular group. This determined focus has created significant increases in our fair market share over the last five years," said Kleisner.

NON-STRATEGIC ASSET DISPOSITION:

         During the second quarter 2005, Wyndham sold two hotels for approximately $23.7 million. On June 1, 2005, Wyndham sold its lease interest in the Wyndham Hotel in Manhattan to the land owner. Wyndham continues to manage the property under an interim management agreement until Sept. 1, 2005, at which time it will close for redevelopment. As part of the transaction, Wyndham now has full control of its naming rights in Manhattan without the obligation to pay royalties to any party. On June 15, 2005, Wyndham sold the Marriott Atlanta to RLJ Atlanta Century Center Hotel, LLC.

CORPORATE FINANCE/ACCOUNTING:

         As of June 30, 2005, Wyndham's total debt was approximately $1.8 billion, an increase of $130.2 million since the end of the first quarter 2005. The increase in debt is primarily due to certain costs associated with the Company's corporate debt refinancing, including $100.0 million of pre-funded capital. Company debt breaks down as follows: Revolver $20.4 million; Term Loan B $528.7 million; Term Loan C $139.7 million and Mortgage and Other Indebtedness $1.1 billion. Wyndham's total debt excludes $166.9 million in debt related to the Wyndham Anatole, a third-party owned hotel. Wyndham has no obligation to repay the Anatole debt.

         At the quarter's end, Wyndham's liquidity, defined as revolver availability plus cash in its overnight account, was approximately $160.2 million, a decrease of $41.1 million over the first quarter 2005. The decrease in liquidity is a result of the Company's new refinancing terms and the corresponding reduction in its revolving credit facility.

FUTURE GUIDANCE:

         Full-year EBITDA guidance is maintained and is expected to be in the range of $220.0 to $230.0 million. RevPAR growth for the full-year is expected to be in the range of 7.0 to 9.0 percent.

MERGER AGREEMENT:

         On June 14, 2005, Wyndham International entered into a merger agreement to be acquired by an affiliate of The Blackstone Group in a transaction valued at $3.24 billion. Under the terms of the agreement, Blackstone will acquire all of the outstanding stock of Wyndham for $1.15 per common share and $72.17 per preferred share in cash, subject to potential adjustment to reflect additional shares that may be issued as dividends after June 30, 2005. The transaction, which is subject to stockholder approval and the satisfaction of other customary closing conditions, is expected to close as soon as practicable following the annual stockholder meeting to be held on Aug. 11, 2005.

         Kleisner added, "The completion of the Blackstone merger will culminate a long and rewarding journey - a path taken to position Wyndham for long-term success by implementing strategies that helped us simplify our corporate structure, dramatically reduce our debt, and sell all our non-strategic assets. Simultaneously, Wyndham emerged as a hotel brand of choice in the upscale and luxury hotel segments. We're very proud of the leaner, more focused organization we have become. As a Company whose brand, assets and service philosophy have been admired and emulated by other hotel companies, our accomplishments over the last several years have made Wyndham a much sought-after company and are among the primary reasons that Blackstone chose to invest in our future."

         Wyndham's annual stockholder meeting will be held on Aug. 11, 2005, at the Wyndham Anatole Hotel in Dallas at 9 a.m. CDT, at which time the Blackstone merger proposal, the previously announced recapitalization proposal, the election of directors and the ratification of the appointment of PricewaterhouseCoopers LLP as Wyndham's independent public accounting firm for 2005 will be voted upon.

ABOUT WYNDHAM INTERNATIONAL, INC.:

         Based in Dallas, Wyndham International, Inc. offers upscale and luxury hotel and resort accommodations. Wyndham owns, leases, manages and franchises hotels and resorts in the U.S., Canada, Mexico, the Caribbean and Europe, and guarantees that the best rates for its properties will be found on its proprietary Web site. For more information or to make a reservation, visit WWW.WYNDHAM.COM or call 800-WYNDHAM. Wyndham is a founding member of the Global Hotel Alliance (WWW.GLOBALHOTELALLIANCE.COM), a worldwide union of hospitality companies that provides guests with unique, personalized guest services.

EBITDA:

EBITDA represents earnings before interest, taxes, depreciation and amortization. The Company believes that this metric is useful to investors and management as a measure of the Company's operating performance due to the significance of the Company's long-lived assets and level of indebtedness and because such metric can be used to measure the Company's ability to service debt and fund capital expenditures. EBITDA is not intended to represent cash flow from operations as defined by accounting principles generally accepted in the United States (GAAP) and such metric should not be considered as an alternative to net income, cash flow from operations or any other performance measure prescribed by GAAP. The Company's calculation of EBITDA may be different from the calculation used by other companies and, therefore, comparability may be limited.

CAUTIONARY STATEMENT

This press release contains certain forward-looking statements within the meaning of Sections 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including projections about future operating results and the proposed Blackstone merger. Statements about the expected effects, timing and completion of the proposed transaction and all other statements in this release other than historical facts constitute forward-looking statements. You can identify forward-looking statements because they contain words such as "believes," "expects," "may," "will," "would," "should," "seeks," "approximately," "intends," "plans," "estimates," or "anticipates" or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions.

While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Some of the factors that we believe could affect our results include, but are not limited to, risks associated with the availability of equity or debt financing at terms and conditions favorable to Wyndham; risks associated with the course of litigation; Wyndham's ability to effect sales of assets on favorable terms and conditions; Wyndham's ability to integrate acquisitions into its operations and management; risks associated with the hotel industry and real estate markets in general; competition within the lodging industry; the impact of general economic conditions; travelers' fears of exposure to contagious diseases; the impact of terrorist activity or war, threats of terrorist activity or war and responses thereto on the economy in general and the travel and hotel industries in particular; risks associated with debt financing; risks associated with the pending Blackstone merger and proposed recapitalization transaction; and other risks and uncertainties set forth in the Company's annual, quarterly and current reports, and proxy statements. We may not be able to complete the Blackstone merger or the recapitalization transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the failure to obtain approval of our stockholders, regulatory approvals or to satisfy other customary closing conditions. The factors described in this paragraph and other factors that may affect our business or future financial results are discussed in our filings with the Securities and Exchange Commission (SEC), including our Form 10-K for the year ended Dec. 31, 2004, a copy of which may be obtained from us without charge. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.

Wyndham has filed a Registration Statement on Form S-4 with the SEC (Registration No. 333-124552) containing the definitive joint proxy statement/prospectus in connection with the proposed Blackstone merger and the proposed recapitalization transaction. STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED BLACKSTONE MERGER AND THE PROPOSED RECAPITALIZATION TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

The registration statement containing the proxy statement/prospectus and other documents are available free of charge at the SEC's Internet site
(http://www.sec.gov). The proxy statement/prospectus and the other documents may also be obtained for free by accessing Wyndham's website at http://www.wyndham.com.

Wyndham and its directors and officers, and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect to the proposed Blackstone merger and the proposed recapitalization transaction. Information regarding Wyndham's directors and executive officers is set forth in Wyndham's proxy statements and annual reports on form 10-K, previously filed with the SEC, and the proxy statement/prospectus relating to the proposed Blackstone merger and the proposed recapitalization transaction.

                                       ###

                           WYNDHAM INTERNATIONAL, INC.
                      2005 OPERATING STATISTICS BY QUARTER

                                                             SECOND QUARTER                       SIX MONTHS ENDED JUNE 30
                                              --------------------------------------       -------------------------------------
                                                 2005           2004       % CHANGE           2005           2004       % CHANGE
                                              ----------     ----------    ---------       ----------     ----------    --------
COMPARABLE WYNDHAM BRANDED HOTELS (A)
WYNDHAM HOTELS & RESORTS
  Average daily rate                          $   136.50     $   128.20        6.5%        $   145.61     $   136.37        6.8%
  Occupancy                                        78.7%          78.3%     0.4 ppt             77.4%          77.1%     0.3 ppt
  RevPAR                                      $   107.40     $   100.39        7.0%        $   112.75     $   105.15        7.2%
WYNDHAM LUXURY RESORTS (B)
  Average daily rate                          $   238.96     $   222.52        7.4%        $   245.56     $   239.75        2.4%
  Occupancy                                        50.4%          49.9%     0.5 ppt             50.2%          49.7%     0.5 ppt
  RevPAR                                      $   120.51     $   110.93        8.6%        $   123.23     $   119.16        3.4%
WYNDHAM GARDEN
  Average daily rate                          $   118.92     $   102.02       16.6%        $   113.58     $   101.82       11.6%
  Occupancy                                        73.4%          78.6%     -5.3 ppt            66.5%          69.8%     -3.3 ppt
  RevPAR                                      $    87.25     $    80.21        8.8%        $    75.57     $    71.10        6.3%


COMPARABLE OWNED & LEASED HOTELS
PROPRIETARY BRANDED (C)
  Average daily rate                          $   145.34     $   135.54        7.2%        $   154.97     $   145.54        6.5%
  Occupancy                                        82.4%          82.5%     -0.1 ppt            80.3%          80.0%     0.3 ppt
  RevPAR                                      $   119.76     $   111.81        7.1%        $   124.41     $   116.36        6.9%

NON-PROPRIETARY BRANDED (D)
  Average daily rate                          $    89.70     $    81.92        9.5%        $    93.34     $    83.96       11.2%
  Occupancy                                        91.2%          74.9%     16.3 ppt            87.4%          80.7%     6.7 ppt
  RevPAR                                      $    81.76     $    61.34       33.3%        $    81.57     $    67.76       20.4%

TOTAL PORTFOLIO
  Average daily rate                          $   144.13     $   134.58        7.1%        $   153.66     $   144.32        6.5%
  Occupancy                                        82.6%          82.3%     0.3 ppt             80.4%          80.0%     0.4 ppt
  RevPAR                                      $   119.02     $   110.82        7.4%        $   123.57     $   115.41        7.1%


NOTE: ALL HOTEL STATISTICS EXCLUDE ASSETS SOLD OR HELD FOR SALE DURING 2005 AND ASSETS SOLD IN 2004.

  (a) BRAND STATISTICS ARE BASED ON COMPARABLE OWNED, MANAGED AND LEASED HOTELS FOR RESPECTIVE PERIODS.
  (b) REFLECTS RESULTS OF THE BOULDERS, CARMEL VALLEY RANCH, ISLA NAVIDAD, KELLY HOUSE AND HARBOR VIEW.
  (c) REFLECTS WYNDHAM HOTELS & RESORTS, WYNDHAM LUXURY RESORTS AND WYNDHAM GARDEN HOTELS THAT WERE BRANDED AS OF JAN. 1, 2004.
  (d)  THIS REPRESENTS OUR PARK SHORE HOTEL LOCATED IN HAWAII.

                           WYNDHAM INTERNATIONAL, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                 (IN THOUSANDS)
                                   (Unaudited)

                                                                      Three Months Ended                  Six Months Ended
                                                                           June 30,                           June 30,
                                                                 ---------------------------         ---------------------------
                                                                    2005             2004               2005             2004
                                                                 ---------------------------         ---------------------------
Revenues:
Room revenues                                                    $ 124,497         $ 115,914         $ 258,049         $ 242,326
Food and beverage revenues                                          68,327            66,487           135,743           133,955
Other revenues                                                      36,193            35,518            79,616            78,737
Anatole hotel revenues                                              28,355            23,958            59,094            56,281
                                                                 ---------         ---------         ---------         ---------
     Total hotel revenues                                          257,372           241,877           532,502           511,299

Management fees and service fee income                               5,567             4,088            10,936             8,805
Interest and other income                                            1,296               528             2,081             1,044
                                                                 ---------         ---------         ---------         ---------
     Total revenues                                                264,235           246,493           545,519           521,148
                                                                 ---------         ---------         ---------         ---------

Expenses:
Room expenses                                                       28,808            27,810            57,624            55,717
Food and beverage expenses                                          44,164            44,146            88,520            88,748
Other expenses                                                      87,894            88,303           180,522           179,637
Anatole hotel expenses                                              17,874            17,069            37,101            37,207
                                                                 ---------         ---------         ---------         ---------
     Total hotel expenses                                          178,740           177,328           363,767           361,309

General and administrative costs                                    16,878            16,687            27,893            30,730
Interest expense                                                    40,072            45,459            83,166            92,378
Interest expense - Anatole                                           3,135             3,208             6,285             6,403
                                                                 ---------         ---------         ---------         ---------
     Total operating costs and expenses                            238,825           242,682           481,111           490,820
                                                                 ---------         ---------         ---------         ---------

Revenues net of direct expenses                                     25,410             3,811            64,408            30,328

Adjustments:
Professional fees and other                                            420               208             2,107               359
Loss (gain) on derivative instruments                                  181            (2,402)              (10)            1,934
Loss on extinguishment of debt                                      19,925                --            19,925                --
Litigation accrual                                                   5,917                --             5,917                --
Strategic reorganization costs                                       3,499                --             5,821                49
Write-off of management contract and leasehold costs                   340                --               779                --
                                                                 ---------         ---------         ---------         ---------
     Total adjustments                                              30,282            (2,194)           34,539             2,342
                                                                 ---------         ---------         ---------         ---------

Depreciation and amortization                                       24,372            25,470            48,855            54,908
Depreciation and amortization - Anatole                              4,778             2,489             7,809             4,712
Equity in earnings from unconsolidated subsidiaries                 (1,008)             (575)           (1,381)           (1,366)
Minority interest in consolidated subsidiaries                          76                 5               185                 6
Minority interest in consolidated subsidiaries - Anatole             3,230             1,918             9,238             9,414
                                                                 ---------         ---------         ---------         ---------
                                                                    31,448            29,307            64,706            67,674
                                                                 ---------         ---------         ---------         ---------

Loss from continued operations before taxes                        (36,320)          (23,302)          (34,837)          (39,688)
Income tax (provision) benefit                                      (1,366)            3,783            (3,104)           (1,834)
                                                                 ---------         ---------         ---------         ---------
Loss from continued operations                                     (37,686)          (19,519)          (37,941)          (41,522)
                                                                 ---------         ---------         ---------         ---------

Income from operations of discontinued hotels                        1,339             5,168             3,636               749
Gain on sale of assets                                               2,795             2,162            25,083             1,144
Impairment of assets held for sale                                      --          (340,258)               --          (342,221)
Other                                                                  221              (786)              180              (819)
                                                                 ---------         ---------         ---------         ---------
(Loss) income from discontinued operations before taxes              4,355          (333,714)           28,899          (341,147)
Income tax provision                                                    --                --                --                --
                                                                 ---------         ---------         ---------         ---------
(Loss) income from discontinued operations                           4,355          (333,714)           28,899          (341,147)

Net loss                                                         $ (33,331)        $(353,233)        $  (9,042)        $(382,669)
                                                                 =========         =========         =========         =========

EBITDA, as adjusted                                              $  56,138         $  49,964         $ 132,840         $ 117,041
                                                                 =========         =========         =========         =========

                           WYNDHAM INTERNATIONAL, INC.
                              EBITDA Reconciliation
                      (in thousands, except per share data)
                                   (Unaudited)

                                                                    Three Months Ended                   Six Months Ended
                                                                          June 30,                           June 30,
                                                                ---------------------------         ---------------------------
                                                                    2005            2004                2005             2004
                                                                ---------------------------         ---------------------------
EBITDA RECONCILIATION

Loss from continued operations                                   $ (37,686)        $ (19,519)        $ (37,941)        $ (41,522)

Interest expense                                                    40,072            45,459            83,166            92,378
Depreciation and amortization                                       24,372            25,470            48,855            54,908
Income tax provision (benefit)                                       1,366            (3,783)            3,104             1,834
                                                                 ---------         ---------         ---------         ---------
EBITDA                                                              28,124            47,627            97,184           107,598

Interest, depreciation and amortization from equity
  interest in unconsolidated subsidiaries                            1,365             1,499             2,700             2,776
Interest, depreciation and amortization attributable
  to minority interests                                                188               (94)              163              (234)
Write-off of management contract and leasehold costs                   340                --               779                --
Profession fees and other                                              420               121             2,107               181
Amortization of unearned compensation                                  456               691               891             1,465
Loss on extinguishment of debt                                      19,925                --            19,925                --
Strategic reorganization costs                                       3,499                --             5,821                --
Loss (gain) on derivative instruments                                  181            (2,402)              (10)            1,934
Taxes - franchise                                                      531             1,413             1,063             1,104
Consolidation of Anatole                                             1,109             1,109             2,217             2,217
                                                                 ---------         ---------         ---------         ---------

EBITDA, as adjusted                                              $  56,138         $  49,964         $ 132,840         $ 117,041
                                                                 =========         =========         =========         =========

PER SHARE CALCULATIONS:

Loss from continued operations                                   $ (37,686)        $ (19,519)        $ (37,941)        $ (41,522)
(Loss) income from discontinued operations                           4,355          (333,714)           28,899          (341,147)
                                                                 ---------         ---------         ---------         ---------
Net loss                                                         $ (33,331)        $(353,233)        $  (9,042)        $(382,669)
Adjustment for preferred stock                                     (45,056)          (41,622)          (89,246)          (82,435)
                                                                 ---------         ---------         ---------         ---------
     Net loss attributable to common shareholders                $ (78,387)        $(394,855)        $ (98,288)        $(465,104)
                                                                 =========         =========         =========         =========

Basic and diluted loss per common share:
     Loss from continued operations                              $   (0.48)        $   (0.36)        $   (0.74)        $   (0.73)
     (Loss) income from discontinued operations                       0.03             (1.97)             0.17             (2.03)
                                                                 ---------         ---------         ---------         ---------
           Loss per common share                                 $   (0.45)        $   (2.33)        $   (0.57)        $   (2.76)
                                                                 =========         =========         =========         =========

Basic and diluted weighted average common shares
  and share equivalent                                             172,703           169,361           172,355           168,808
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